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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                        METRO INFORMATION SERVICES, INC.

             (Exact name of registrant as specified in its charter)

          VIRGINIA                         7370                        54-1112301
(State or other jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
      incorporation or          Classification Code Number)        Identification No.)
        organization)

                              POST OFFICE BOX 8888
                         VIRGINIA BEACH, VIRGINIA 23450
                                 (757) 486-1900
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          JOHN H. FAIN, PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                        METRO INFORMATION SERVICES, INC.
                             607 LYNNHAVEN PARKWAY
                         VIRGINIA BEACH, VIRGINIA 23452
                                 (757) 486-1900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:

      STEPHEN W. BURKE, ESQ.                 ERIC A. STERN, ESQ.
     ROBERT J. EVELEIGH, ESQ.                 LATHAM & WATKINS
        CLARK & STANT, P.C.                      Suite 1300
      900 One Columbus Center          1001 Pennsylvania Avenue, N.W.
     Virginia Beach, VA 23462              Washington, D.C. 20004
          (757) 499-8800                       (202) 637-2200

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

      AS SOON AS PRACTICABLE AFTER THE COMPLETION OF THIS OFFERING OF THIS
                            REGISTRATION STATEMENT.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF             AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
     SECURITIES TO BE REGISTERED          REGISTERED(1)       PER SHARE (2)          PRICE(2)        REGISTRATION FEE
Common Stock $0.01 par value             3,565,000 shares         $14.00           $49,910,000          $15,124.24

(1) Includes 465,000 shares of Common Stock issuable on exercise of an over-allotment option granted to the underwriters.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Section 6(b) of the Securities Act of 1993.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses payable by the Company in connection with the sale of Common Stock being registered hereby. All the amounts shown are estimated, except the SEC registration fee, the NASD filing fee and the Nasdaq listing fee.

ITEM                                                                 AMOUNT
------------------------------------------------------------------  ---------
SEC Registration Fee..............................................  $  15,124
NASD Filing Fee...................................................      5,491
Nasdaq Listing Fee................................................     50,000
Blue Sky Fee and Expenses.........................................      *
Printing and Engraving Expenses...................................      *
Legal Fees and Expenses...........................................      *
Auditors' Fees and Expenses.......................................      *
Transfer Agent and Registrar Fees.................................      *
Miscellaneous Expenses............................................      *
                                                                    ---------
    Total.........................................................  $
                                                                    ---------
                                                                    ---------

------------------------

*   To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Articles contain provisions that govern indemnification of the Company's directors, officers, agents and employees. These provisions enable the Company to indemnify these individuals to the fullest extent permitted by Virginia law. By law, Virginia corporations may indemnify any person who was or is a party to any proceedings by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation in any such capacity of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if the individual acted in good faith and believed (i) in the case of conduct in the individual's official capacity with the Company, that the individual's conduct was in the best interests of the Company or, (ii) in all other cases, that the individual's conduct was at least not opposed to the best interests of the Company. In addition, in the case of any criminal proceeding, the individual must not have had reasonable cause to believe his conduct was unlawful. Virginia law requires the Company to indemnify its directors and officers (and allows the Company to indemnify employees or agents) who entirely prevail in the defense of any proceeding to which they were a party because they are or were directors or officers (or employees or agents) of the Company. Virginia law prohibits the Company from indemnifying directors and officers in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company, although the court in which such action was brought may order indemnification of the director or officer to the extent of his reasonable expenses if it determines that the director or officer is entitled to such indemnification. Virginia law also prohibits the Company from indemnifying directors and officers in connection with any other proceeding charging improper personal benefit to the director or officer (whether or not involving action in his official capacity) in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by him.

    Reference is made to the Underwriting Agreement (to be filed as Exhibit 1.1 hereto) which provides for indemnification arrangements by and among the Company, its directors or officers, the Underwriters and the Selling Shareholders in the offering of the Common Stock registered hereby, and each person, if any, who controls the Company, the Selling Shareholders or the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    On or about May 1, 1994, 1995 and 1996, for a price per share of $3,994, $5,209 and $5,355, respectively, the Company sold an aggregate of 87, 69 and 89 shares, respectively, of non-voting common stock to a total of 24 employees of the Company and to Mr. Fain's sister, Cynthia L. Akins, as custodian for Mr. Fain's children under the Virginia Uniform Transfer to Minors Act.

    No underwriters were engaged in connection with the foregoing sale of securities. Such sales were made in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


  EXHIBIT
  NUMBER                                   DESCRIPTION OF DOCUMENT
-----------  -----------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement by and among Registrant and Selling Shareholders and the Underwriters.*
       3.1   Amended and Restated Articles of Incorporation of Registrant, as filed in Virginia on November 20, 1996.
       3.2   Amended and restated Bylaws of Registrant.
       4.1   See Amended and Restated Articles of Incorporation of Registrant (included as
             Exhibit 3.1).
       4.2   Specimen Stock Certificate.*
       5.1   Opinion of Clark & Stant, P.C., a Virginia professional corporation, as to the legality of the shares being registered.*
      10.1   Registrant's 1997 Stock Incentive Plan and related form of stock option agreement.
      10.2   Registrant's 1997 Employee Stock Purchase Plan.
      10.3   Registrant's Directors Stock Plan.
      10.4   Intercreditor Agreement dated as of May 2, 1996 by and between NationsBank, N.A.
             Crestar Bank, Signet Bank and Registrant.
      10.5   Security Agreement dated as of April 30, 1996 by and between NationsBank of
             Virginia, N.A. and Registrant.
      10.6   Promissory Note dated as of April 30, 1996 by and between NationsBank of Virginia,
             N.A. and Registrant.
      10.7   Security Agreement dated as of April 30, 1996 by and between Crestar Bank and
             Registrant.
      10.8   Promissory Note dated as of April 30, 1996 by and between Crestar Bank and
             Registrant.
      10.9   Security Agreement dated as of April 30, 1996 by and between Signet Bank and
             Registrant.
     10.10   Promissory Note dated as of April 30, 1996 by and between Signet Bank and
             Registrant.
     10.11   Employment Agreement dated as of December 10, 1996 between Registrant and John H.
             Fain.
     10.12   Employment Agreement dated as of December 10, 1996 between Registrant and Andrew J.
             Downing.
     10.13   Employment Agreement dated as of December 10, 1996 between Registrant and Frank B.
             Bracken, Jr.
     10.14   Employment Agreement dated as of December 10, 1996 between Registrant and Richard
             C. Jaeckle.
     10.15   Employment Agreement dated as of December 10, 1996 between Registrant and Kathleen
             A. Neff.

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
  EXHIBIT
  NUMBER                                   DESCRIPTION OF DOCUMENT
-----------  -----------------------------------------------------------------------------------
     10.16   Lease dated September 19, 1996 between Tidewater Partners Limited Partnership and
             Registrant for premises located at Reflections II Office Building, Suite 300, 200
             Golden Oak Court, Virginia Beach, VA 23452.
     10.17   Lease dated January 1, 1986 between C-F Lynnhaven Associates and Registrant for premises located at 607 Lynnhaven Parkway, Virginia Beach, Virginia 23450.
     10.18   Tax Indemnification Agreement dated as of           by and between Shareholders of
             Registrant and Registrant.
      11.1   Computation of Earnings Per Share.*
      23.1   Consent of KPMG Peat Marwick LLP., independent auditors.*
      23.2   Consent of Clark & Stant, P.C., a Virginia professional corporation (included in
             Exhibit 5.1).*
      23.3   Consent of           to serve as director.
      27.1   Financial Data Schedule.**


------------------------

*   To be filed by amendment.


**  Previously filed.


    (b) Financial Statement Schedules.

    Schedule II, "Valuation and Qualifying Accounts."

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14 or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Company hereby undertakes to provide at the closing of this offering to the Underwriters specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, Commonwealth of Virginia on the 12th day of December, 1996.



                                METRO INFORMATION SERVICES, INC.

                                By:               /s/ JOHN H. FAIN
                                     -----------------------------------------
                                                    John H. Fain
                                     PRESIDENT AND PRINCIPAL EXECUTIVE OFFICER




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on the 12th day of December, 1996.



SIGNATURE                                  TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                President and Sole Director
       /s/ JOHN H. FAIN           (Principal Executive
------------------------------    Officer and Principal       December 12, 1996
         John H. Fain             Financial Officer)

     /s/ STEVEN A. LURUS        Director of Finance and
------------------------------    Treasurer (Principal        December 12, 1996
       Steven A. Lurus            Accounting Officer)

    /s/ ANDREW J. DOWNING       Executive Vice President
------------------------------                                December 12, 1996
      Andrew J. Downing

                                                                     SCHEDULE II

                        METRO INFORMATION SERVICES, INC.
                       VALUATION AND QUALIFYING ACCOUNTS

                                                                        WRITE-OFF
                                             BALANCE AT                     OF       BALANCE AT
                                              BEGINNING   CHARGES TO   UNCOLLECTIBLE   END OF
                                              OF PERIOD     REVENUE      ACCOUNTS      PERIOD
                                             -----------  -----------  ------------  -----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:

Year ended December 31, 1993...............   $  43,687    $ 144,794    $  135,037    $  53,444

Year ended December 31, 1994...............      53,444       35,051        19,854       68,641

Year ended December 31, 1995...............      68,641       42,346        24,980       86,007

Nine months ended September 30, 1996.......      86,007       67,504        40,772      112,739